                                                     December 28, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS18

Ladies and Gentlemen:

         We have advised  Residential  Accredit  Loans,  Inc. (the  "Registrant")  with respect to certain  federal income tax aspects of the  issuance by the  Registrant  of the  Mortgage  Asset-Backed  Pass-Through  Certificates,
Series 2006-QS18 (the  "Certificates").  The Certificates will be issued pursuant to a Series Supplement,  dated as of December  1, 2006,  to the  Standard  Terms of Pooling and  Servicing  Agreement,  dated as of December 1, 2006,
(together,  the "Pooling  and  Servicing  Agreement")  as more  particularly  described  in the  prospectus,  dated
December 6, 2006 (the "Base Prospectus"),  and the prospectus supplement,  dated December 27, 2006 (the "Prospectus
Supplement" and,  together with the Base Prospectus,  the  "Prospectus"),  relating to such series,  each forming a part of the  Registration  Statement  on Form  S-3  (File  No.  333-131213)  as filed  by the  Registrant  with the
Securities and Exchange  Commission under the Securities Act of 1933, as amended (the "Act"),  on January 23, 2006, and declared  effective on March 3, 2006 (the  "Registration  Statement").  Such advice conforms to the description of  selected  federal  income tax  consequences  to holders of the  Certificates  that  appears  under the  heading
"Material  Federal Income Tax  Consequences" in the Base Prospectus and "Material  Federal Income Tax Consequences"
in the Prospectus  Supplement.  Such description does not purport to discuss all possible income tax  ramifications of the  proposed  issuance,  but with respect to those tax  consequences  which are  discussed,  in our opinion the description is accurate in all material  respects,  and we hereby confirm and adopt as our opinion the opinions set forth therein.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing  in the  Prospectus  contained  therein.  In giving  such  consent,  we do not consider that we are "experts,"  within the meaning of the term as used in the Act or the rules and  regulations of the Commission issued thereunder,  with respect to any part of the Registration  Statement,  including this opinion as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/Orrick, Herrington & Sutcliffe LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP